Exhibit 10.4

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 30th day of May, 2018, by and between BMR-34790 ARDENTECH COURT LP, a Delaware limited partnership (“Landlord,” formerly known as BMR-34790 Ardentech Court LLC), and ZOSANO PHARMA CORPORATION, a Delaware corporation (“Tenant,” as successor-in-interest to ZP Opco, Inc., formerly known as Zosano Pharma, Inc. and, previously, The Macroflux Corporation).

RECITALS

A. Landlord and Tenant are parties to that certain Lease dated as of May 1, 2007, as amended by that certain First Amendment to Lease dated as of June 20, 2008, that certain Second Amendment to Lease dated as of October 16, 2008, that certain Third Amendment to Lease dated as of April 29, 2011, that certain Fourth Amendment to Lease dated as of July 31, 2011, that certain Fifth Amendment to Lease dated as of April 1, 2012, that certain Sixth Amendment to Lease dated as of June 24, 2015 and that certain Seventh Amendment to Lease dated as of May 30, 2017 (the “Seventh Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 34790 Ardentech Court in Fremont, California (the “Building”);

B. WHEREAS, Landlord and Tenant desire to make certain modifications to the Existing Lease in connection with the TI Deadline (as defined in the Seventh Amendment); and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2. TI Deadline. The TI Deadline (as defined in Section 7.2 of the Seventh Amendment) is hereby amended to mean September 30, 2018.

3. Additional Insureds. Notwithstanding anything to the contrary in the Lease, the insurance required to be maintained by Tenant under the Lease shall name Landlord, BioMed Realty LLC, BioMed Realty, L.P., BRE Edison L.P., BRE Edison LLC, BRE Edison Holdings L.P., BRE Edison Holdings LLC, BRE Edison Parent L.P. and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and lenders, as additional insureds.

BioMed Realty form dated 9/28/17

4. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Kidder Mathews (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless Landlord and its affiliates, and their respective employees, agents, contractors and lenders, for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it, other than Broker.

5. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

6. Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Zosano Pharma Corporation

34790 Ardentech Court

Fremont, CA 94555-3657

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Attn: Jeffrey Quillen, Esq.

7. Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

8. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

9. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

10. Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

11. Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-34790 ARDENTECH COURT LP,

a Delaware limited partnership

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	Sr. Vice President, Sr. Counsel

TENANT:

ZOSANO PHARMA CORPORATION,

a Delaware corporation

By:	/s/ John Walker
Name:	John Walker
Title:	Chairman & Chief Executive Officer

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